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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-75686, 333-72248, 333-51912, 333-35223, 33-60459, 33-67128, 33-56913, 33-17552, 33-41660, 33-19183, 33-50998, 33-60457, 333-84959 and 333-111949 on Form S-8 and Nos. 33-56921 and 333-112254 on Form S-3 of The Timberland Company of our reports (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for excess of fair value of acquired assets over cost on January 1, 2002) dated March 12, 2004, appearing in this Annual Report on Form 10-K of The Timberland Company for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 12, 2004

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  Exhibit 23
INDEPENDENT AUDITORS' CONSENT